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                  VOLUNTARY POOLING AGREEMENT

     THIS AGREEMENT is dated for reference the 27th day of July, 1998.

BETWEEN:

     THE UNDERSIGNED SHAREHOLDERS OF TREN EXPLORATION INC. (TO BE
     RENAMED A LITTLE REMINDER (AM INC.)

          (collectively referred to as the "Shareholders" and individually as "Shareholder")

               OF THE FIRST PART

AND:

     RUSSELL & DUMOULIN, Barristers & Solicitors of 2100 1075
     West Georgia Street, Vancouver, B.C., V6E 3G2

          (hereinafter called the "Trustee")

               OF THE SECOND PART.

     WHEREAS the Shareholders are desirous of placing in Pool the shares owned by them in Tren Exploration Inc., (the "Company"), being in respect of each of the Shareholders the number of shares set opposite its name in Schedule "A" to this Agreement, upon and subject to the terms and conditions hereinafter more particularly set out;

     NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and in consideration of the sum of Ten Dollars ($10.00) now paid by the parties hereto, each to the other, (the receipt whereof is hereby acknowledged) and in further consideration of the mutual covenants and conditions hereinafter contained, the parties hereto agree as follows:


1.   Definitions

     In this Agreement:

     (a) "Acknowledgment" means the acknowledgment and agreement to be bound in the form attached as Schedule "B" to this Agreement;

     (b) "Approval Date" shall mean the first day the shares of the Company are quoted on the NASDAQ Bulletin Board;

     (c) "Shares" means the Class A common shares of the Company set out in Schedule "A".



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2.   Release of Shares from Pool

     The Shareholders hereby severally agree each with the other and with the Trustee, that they will respectively deliver or cause to be delivered to the Trustee on or before the Approval Date certificates for their Shares in the Company as set out in the said Schedule "A" to be held by the Trustee and released, subject as hereinafter provided, pro rata on the following basis:

     (a)  20% of the Shares one year from the Approval Date;

     (b) 20% of the Shares three (3) months following the first release of shares pursuant to section 2(a) hereof;

     (c) 20% of the Shares six (6) months following the first release of shares pursuant to section 2(a) hereof;

     (d) 20% of the Shares nine (9) months following the first release of shares pursuant to section 2(a) hereof;

     (e) 20% of the Shares twelve (12) months following the first release of shares pursuant to section 2(a) hereof.

3.   Acknowledgment by Trustee

     Each of the Shareholders shall be entitled to a letter or receipt from the Trustee stating the number of Shares represented by certificates held for it by the Trustee subject to the terms of this Agreement, but such letter or receipt shall not be assignable.

4.   Alterations of Capital

     The parties hereto agree that the provisions of this agreement relating to the Shares shall apply mutatis mutandis to any shares or securities into which the Shares may be converted, changed, reclassified, redivided, redesignated, subdivided or consolidated and to any shares or securities of the Company or of any successor or continuing company or corporation of the Company that may be received by the registered holder of the Shares on a reorganization, amalgamation, consolidation or merger, statutory or otherwise, including the release calculation which will be adjusted so that the proportion of the Shares available for release is unaffected by the alteration of the capital of the Company.

5.   Transfer of Shares Within Pool

     No transfer of Shares by any Shareholder shall be effective and no application shall be made to the Company to register any such transfer until the proposed transferee enters into an agreement with the other parties hereto to the same effect as this Agreement. The Trustee shall not effect a transfer of the Shares within pool unless the Trustee has received a copy of an

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     Acknowledgment executed by the person to whom the Shares are to be transferred. Notwithstanding the execution of an Acknowledgment by such a person, the transferor shall not be released from its obligations under this Agreement unless it has transferred all of its Shares.

6.   Dividends, Distributions and Voting of Shares

     The Shareholders will be entitled to receive all dividend payments and distributions of capital, if any, from the Shares while the Shares are subject to this Agreement, and may exercise all voting rights attached to the Shares.

7.   Amendment of Agreement

     Schedule A to this agreement shall be amended upon:

     (a)  a transfer of Shares pursuant to section 5, or

     (b)  a release of Shares from pool pursuant to section 2,

and the Trustee shall note the amendment on the Schedule A in its possession.

8.   Indemnification of Trustee

     The parties hereto agree that in consideration of the Trustee agreeing to act as Trustee as aforesaid, the Undersigned do hereby covenant and agree from time to time and at all times hereinafter well and truly to save, defend, and keep harmless and fully indemnify the Trustee, its successors and assigns, from and against all loss, costs, charges, damages and expenses which the Trustee, its successors or assigns, may at any time or times hereafter bear, sustain, suffer or be put to for or by reason or on account of its acting as Trustee pursuant to this Agreement.

9.   Trustee not Obliged to Defend Actions

     It is further agreed by and between the parties hereto, and without restricting the foregoing indemnity, that in case proceedings should hereafter be taken in any Court respecting the Shares hereby pooled, the Trustee shall not be obliged to defend any such action or submit its rights to the Court until it shall have been indemnified by other good and sufficient security in addition to the indemnity hereinbefore given against costs of such proceedings.

10.  Resignation of Trustee

     (a) If the Trustee wishes to resign as Trustee in respect of the Shares, the Trustee shall give notice to the Shareholders;



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     (b)  If the Shareholders wish the Trustee to resign as Trustee in respect of the Shares, the Shareholders shall give notice to the Trustee;

     (c) A notice referred to in subsection (a) or (b) hereof shall be in writing and delivered to the Shareholders or the Trustee at their respective addresses set out on the first page or Schedule A of this agreement, and the notice shall be deemed to have been received on the date of delivery. The Shareholders or the Trustee may change their address for notice by giving notice to the other party in accordance with this agreement;

     (d) The resignation of the Trustee shall be effective and the Trustee shall cease to be bound by this agreement on the date that is 30 days after the date of receipt of the notice referred to in subsection (a) or (b) hereof or on such other date as the Trustee and the Shareholders may agree upon.

11.  Further Assurances

     The parties hereto shall execute and deliver any further documents and perform any acts necessary to carry out the intent of this agreement.

12.  Time

     Time is of the essence of this agreement.

13.  Governing Laws

     This agreement shall be construed in accordance with and bound by the laws of British Columbia and the laws of Canada applicable in British Columbia.

14.  Enurement

     This Agreement shall enure to the benefit of and be binding upon the parties hereto and each of their heirs, executors, administrators, successors and permitted assigns.

15.  Execution in Counterpart

     This Agreement may be executed in several parts in the same form and such part as so executed shall together constitute one original agreement, and such parts, if more than one, shall be read together and construed as if all the signing parties hereto had executed one copy of this Agreement.






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     IN WITNESS WHEREOF the Undersigned and the Trustee have
executed these presents as and from the day and year first above written.

706166 Alberta Ltd.

Per: /s/ illegible signature
     Authorized Signatory


745797 Alberta Ltd.

Per: /s/ illegible signature
     Authorized Signatory


Russell & DuMoulin

Per: /s/ illegible signature
     Authorized Signatory


     SCHEDULE "A" to a Voluntary Pooling Agreement dated the 27th day of July, 1998

                                   Number of Class "A"
Name of Shareholder                Common Shares held

706166 Alberta Ltd.                12,000,000
Name (please print)

c/o 2600 Manulife Place
10180 - 101 Street
Edmonton, Alberta
T5J 3Y2
Address

745797 Alberta Ltd.                 8,000,000
Name (please print)

c/o 2600 Manulife Place
10180 - 101 Street
Edmonton, Alberta
T5J 3Y2
Address










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                          SCHEDULE "B"

            ACKNOWLEDGMENT AND AGREEMENT TO BE BOUND

To:  Russell & DuMoulin
     2100 - 1075 West Georgia Street
     Vancouver, B. C.
     V6E 3G2

     I acknowledge that

     (a) I have entered into an agreement with _______________ under which _____________ shares of ______________ (the
          "Shares") will be transferred to me upon receipt of regulatory approval, if applicable, and

     (b)  the Shares are held in pool subject to a Voluntary
          Pooling Agreement dated for reference _________________
          19____ (the "Pooling Agreement"), a copy of which is attached as Schedule A to this acknowledgment.

     In consideration of $1.00 and other good and valuable consideration (the receipt and sufficiency of which is acknowledged) I agree, effective upon receipt of regulatory approval of the transfer to me of the Shares, if applicable, to be bound by the Pooling Agreement in respect of the Shares as if I were an original signatory to the Pooling Agreement.

     Dated at _____________________, this _____ day of ___________,
19____.

Where the transferee is an individual:

SIGNED, SEALED & DELIVERED by      )
______________________ in the      )
presence of:                       )
                                   )
                                   )
______________________________     )
Witness                            )    _________________________
                                   )    [transferee]
                                   )
______________________________     )
Name                               )
                                   )
______________________________     )
Address